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                                                             Exhibit (p)(10)(ii)

                       MONTGOMERY ASSET MANAGEMENT, LLC
                               MAM COLORADO, LLC
                             THE MONTGOMERY FUNDS
                            THE MONTGOMERY FUNDS II
                           THE MONTGOMERY FUNDS III


                                CODE OF ETHICS

                             Revised January 2001

I.   Introduction

     This Code of Ethics ("Code") is designed to protect fiduciary relationships owed to the clients of Montgomery Asset Management, LLC and MAM Colorado, LLC (collectively, "MAM") and to provide a program reasonably designed to detect and prevent insider trading by the officers, trustees and employees of MAM and The Montgomery Funds, The Montgomery Funds II and The Montgomery Funds III (together, the "Funds"). The Code applies to the fiduciary relationships between MAM and each of its clients ("Clients"), including each series of the Funds.

     As registered investment companies, each Fund has an obligation to implement and maintain a meaningful policy governing the personal securities transactions of its trustees, officers, and advisory persons (collectively, "Access Persons" as defined herein). This Code of Ethics is designed to minimize conflicts of interest and the appearance of such conflicts, as well as to comply with the provisions of Section 17(j) of the Investment Company Act of 1940 (the "1940 Act") and Rule 17j-1 thereunder.
     Section 17(j) of the 1940 Act makes it unlawful for an affiliated person of a registered investment company to engage in transactions in securities which are also held or are to be acquired by a registered investment company if such transactions are in contravention of rules adopted by the Securities and Exchange Commission to prevent fraudulent, deceptive, or manipulative practices. Section 17(j) broadly prohibits any such affiliate from engaging in any type of manipulative, deceptive, or fraudulent practice with respect to the investment company and, in furtherance of that prohibition, requires each registered investment company to adopt a written code of ethics containing provisions reasonably designed to prevent "Access Persons" from engaging in conduct prohibited by the Rule. The Rule also requires that reasonable diligence be used and procedures instituted that are designed to prevent violations of such code of ethics.

     This Code is also intended to facilitate an atmosphere within which conscientious professionals can make responsible personal investment decisions in a manner that is consistent with the fiduciary relationships that exist between MAM and its clients. As a matter of policy, this Code should not and is not intended to inhibit responsible personal investing within the boundaries reasonably necessary to protect MAM's clients. Persons covered by this Code are advised to seek advice before engaging in any personal securities transaction involving securities held or under consideration for purchase or sale by a MAM client or if a transaction directly or indirectly involves themselves and any MAM client.

     This Code of Ethics is not intended to cover all possible areas of potential liability under the 1940 Act or under the federal securities law in general. For example, other provisions of Section 17 of the 1940 Act prohibit various transactions between a registered investment company on a principal basis, and joint transactions (e.g., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. The federal securities law may impose additional fiduciary obligations and trading restrictions on persons covered by this Code of Ethics. It is expected that persons covered by this Code will be sensitive to these areas of potential conflict, even though this Code does not address specifically these other areas of fiduciary responsibility. Persons covered by this Code, therefore, are advised to seek advice whenever he or she may reasonably recognize a potential conflict of interest or the appearance of a conflict of interest.

II.  Definitions

     "Access Person" means any officer, trustee or Advisory Person of a Fund or
      -------------
     Funds and certain members of the Steering Committee, if any, for MAM who have regular access to information about portfolio transactions for MAM clients. For purposes of this Code of Ethics, Access Persons also include members of such person's immediate family or within the same household (i.e., husband, wife, domestic partner, children and who are directly or indirectly dependents of an Access Person); accounts in which an Access Person or an Access Person's immediate family members or domestic partner have a beneficial interest; or accounts over which an Access Person has investment control or exercises investment discretion (e.g., a trust account).

          Exemption.  If an officer, trustee or Advisory Person of a Fund or a
          ---------
          Trust and certain members of the Steering Committee, who otherwise would be deemed an Access Person for purposes of this Code of Ethics, certifies in writing, using the form attached as Exhibit E, to any one of the persons on the Code Committee that (i) such Access Person does not influence the investment decisions for any specified account of such Access Person's immediately family member or members (i.e., husband, wife, domestic partner, children and who are directly or indirectly dependents of such Access Person), (ii) such Access Person is not a joint account holder of the specified account, (iii) such immediate family member or members or domestic partner making the investment decisions for such account do not make such decisions, in whole or in part, upon information that such Access Person has provided and (iv) such Access Person has not provided any confidential or proprietary information respecting MAM, the Trusts and/or any series of the Trusts to a member or members of the Access Person's immediately family or to the Access Person's domestic partner, any one of the persons on the Code Committee may, in his or her discretion, determine that such an account is not an Access Person for purposes of this Code of Ethics. In addition, completion of Exhibit E will allow MAM, under its discretion, to request duplicate statements of such accounts.

     "Advisory Person" means any employee of the Funds or its investment adviser
      ---------------
     or any company in a control relationship to the Funds, who in connection with his, her or its regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a series of a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship to the Funds or their investment adviser who obtains information concerning the recommendations made to a Fund with regard to the purchase or sale of a security.

     Advisory Persons include officers, members and control persons of MAM and the Funds, as well as all persons involved in the advisory process, including portfolio managers, analysts, traders, employees whose duties or functions involve them in the investment process, and any employee (including employees of MAM's affiliates) who obtains information concerning the investment decisions that MAM is making for its clients.

     A security is "being considered for purchase or sale" when a recommendation
                    -------------------------------------
     to purchase or sell a security has been communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     "Beneficial Ownership" shall be interpreted in the same manner as it would
      --------------------
     be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect Beneficial Ownership shall apply to all securities which an Access Person has or acquires.

     "Cash Compensation" means any discount, concession, fee, service fee,
      -----------------
     commission, asset-based sales charge, loan, override or cash employee benefit received in connection with the sale and distribution of shares of a Fund or the offering of MAM's services.

     "Code Committee" shall be comprised of the President, General Counsel,
      --------------
     Chief Compliance Officer or a designee approved by one of the above. The Code Committee shall meet periodically to review matters related to the Code, including modifications, exceptions, violations and sanctions.

     "Control" means the power to exercise a controlling influence over the
      -------
     management or policies of any Fund, unless such power is solely the result of an official position with such Fund as further defined in Section 2(a)(9) of the 1940 Act.

     "Hot-issue" is defined as securities of a public offering which trade at a
      ---------
     premium in the secondary market whenever such secondary market begins.

     "Non-Cash Compensation" means any form of compensation received in
      ---------------------
     connection with the sale and distribution of shares of a Fund or the offering of MAM's services that is not Cash

     Compensation, including but not limited to merchandise, gifts and prizes, travel expenses, meals and lodging.

     "Securities" or "Security" shall have the meaning set forth in Section
      ----------      --------
     2(a)(36) of the 1940 Act except that it shall not include shares of registered open end investment companies, securities issued by the Government of the United States (including Government agencies), short-term debt securities which are "government securities" within the meaning of
     Section 2(a)(16) of the 1940 Act ("Government Securities"), bankers acceptances, bank certificates of deposit and commercial paper. Securities also shall include futures, options and other derivatives, as well as exchange-traded funds.

III. Persons covered by this Code

     This Code of Ethics applies to all officers, members and control persons of MAM, and the Funds. This Code also applies to all persons involved in the advisory process, including portfolio managers, analysts, traders, employees whose duties or functions involve them in the investment process, and any employee who obtains information concerning the investment decisions that MAM is making for its clients, including employees of MAM's affiliates. All such persons shall be designated Access Persons for purposes of this Code. This Code also applies to investments by members of an Access Person's immediate family (as described above) or domestic partner, unless the certification in the form of Exhibit E is completed by the Access Person and approved by a member of the Code Committee, or accounts in which an Access Person or members of his or her family or domestic partner has a beneficial interest or over which an Access Person has investment control or exercises investment discretion. Access Persons also remain fully subject to the obligations imposed by MAM's trading policies as contained in its Compliance Manual.

     The disinterested trustees of the Funds shall not be considered Access Persons solely by reason of their trusteeship.

IV.  Persons Covered by Other Codes of Ethics

     Each Access Person or Advisory Person who would otherwise be covered by this Code of Ethics shall be excluded from the pre-approval, reporting and other requirements of this Code of Ethics if that Access Person or Advisory Person is subject to another organization's code of ethics which is deemed to be satisfactory to MAM.

V.   Pre-Approval

     All purchases and sales (including short sales) of individual Securities (defined above to exclude Government Securities and other items) must be pre-approved before an order is placed. Transactions involving options, futures and other derivatives also require pre-approval. Approval must be given by a member of the Code Committee. Approved trade requests must be executed within two business days of the approval date. Trades approved
              ------------------------

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     after 12:00 PM PST will be dated with the next business day to allow two full business days to trade. Exceptions for the two business day execution period may be provided in unusual circumstances.

     Before giving approval and if necessary under the terms of this Code, the person providing approval will consult (on a "no name" basis) with the appropriate portfolio managers to determine whether the proposed sale or acquisition in any way conflicts with an investment decision being contemplated or carried out on behalf of a MAM client or Fund. Access Persons seeking approval to acquire or dispose of individual securities should allow sufficient time for this review and approval process.

VI.  Prohibited Purchases, Sales and Exceptions

     1.   General Rule.  No approval will be given for proposed transactions
          ------------
          that violate the following rules, subject to the exceptions given below. No Access Person shall purchase or sell (including short sales and options), directly or indirectly, any security in which he or she has, or by such transaction acquires, any direct or indirect Beneficial Ownership, which security at the time of such purchase or sale:

               a) is being considered for purchase or sale by a MAM client account within the next 7 calendar days;

               b) was purchased or sold by a MAM client account within the most recent 7 calendar days; or

               c)   is being purchased or sold by a MAM client account.

          All Access Persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same security within 60 calendar days. Therefore, Access Persons will be required to disgorge the profits, if any, from such transactions. The disgorged amount will be given to a charity chosen by the Code Committee.

          Additionally, no Access Person shall engage in a transaction, directly or indirectly, that involves an opportunity that a client could utilize, unless a member of the Code Committee has confirmed, on behalf of clients, that clients do not wish to take advantage of the opportunity and approves such transaction.
                      ---

          These restrictions shall continue to apply until the recommendation has been rejected or any authorization to buy or sell has been completed or canceled. Knowledge of any such consideration, intention, recommendation or purchase or sale is always a matter of strictest confidence.

     2.   Exceptions.  Approval will be granted for de minimus trades as long as
          ----------
          the security is not currently being purchased or sold by a MAM client account and if the security meets one of the requirements, as defined herein. De minimus trades are those involving:

               a) 1,000 shares or less of a security listed in a broad-based securities index (chosen from time to time by the Code Committee with certain minimum trading volume requirements); or

               b)   $100,000 face value of fixed income securities.

          Requests for approval of the purchase or sale of greater than 1,000 shares must be made simultaneously and may be denied under the general rule described above. De minimus trades are exempt from the 7-day look-back and look-forward, but are subject to pre-approval and the 60-day disgorgement provisions of this Code.

          The de minimus exception above is not available to equity investment personnel (including traders, analysts, portfolio managers, members of the Portfolio Research Group and support staff of the aforementioned).

          In general, the restrictions noted herein shall not apply to purchases or sales of securities which receive the prior approval of the Code Committee where the committee has determined that such purchases or sales are only remotely potentially harmful to any client account, where they would be very unlikely to affect a highly institutional market or where they are clearly not related economically to the securities to be purchased, sold or held by a client account.

VII. Additional Investment Policies

     1.   No Insider Trading.  Access Persons are prohibited from trading in or
          ------------------
          recommending that others trade in securities on the basis of material non-public information about the issuers of such securities. Access Persons who obtain confidential information about a security should contact MAM's General Counsel or Chief Compliance Officer immediately. MAM will not provide any assistance to an individual who has acted improperly with regard to confidential information about securities. If you have any doubt as to whether you may trade particular securities or recommend particular securities for purchase or sale, you should seek advice before you trade or make such a recommendation.

     2.   Investment Through the Funds Encouraged.  All Access Persons are
          ---------------------------------------
          encouraged to make personal investments exclusively through the Funds or other open end mutual funds, and to limit their investments in individual securities to open end mutual funds or to Government Securities. No prior approval is needed to make such investments.

     3.   No Trading.  Access Persons are expected to take all individual
          ----------
          security positions for long-term investment purposes.  Securities
                                           ----------
          trading, as distinct from investment, is discouraged.

     4.   Ownership Reports and New Employees.  Access Persons who are new
          -----------------------------------
          employees of MAM shall submit the form attached as Exhibit D disclosing current security holdings within 10 days of their employment commencement, transfer all relevant accounts to Charles

          Schwab & Co, Inc. within 30 days and shall subsequently follow this Code of Ethics in receiving approvals to liquidate or add to their security positions. The report must contain all securities for which the Access Persons has Beneficial Ownership.

     5.   Private Placements.  Investments in private placements and other
          ------------------
          individual securities that are not generally available to the public may present conflicts of interest even though such securities may not be currently eligible for acquisition by some or all of MAM's clients. Prior approval must be obtained before buying or selling such investments, as with any other individual security transaction. In addition, with respect to private placements, the approval request must indicate that the investment is being purchased (or liquidated) on terms that are substantially the same as the terms available to other similarly situated private investors, and that the Access Person does not have any specific knowledge of an imminent public offering or any material non-public information about the issuer. It is expected that any investment in a private placement or similar security will be held for at least six months. If the security subsequently becomes eligible for investment by a MAM client and is, in fact, purchased by such client, any Access Person who owns the security will be expected to continue to hold such security for at least six months following its public offering.

     6.   Private Investment Partnerships.  Just as investments through mutual
          -------------------------------
          funds are encouraged and investments in individual securities are discouraged in order to minimize potential conflicts of interest and/or the appearance of any conflict of interest, MAM likewise encourages Access Persons to effect their venture investments through venture limited partnerships rather than individual private placements. Although venture limited partnerships are preferred over individual private placements, venture limited partnerships nevertheless can present potential conflicts. Accordingly, prior approval must be obtained before buying or selling any private investment partnerships.

     7.   Trade Through Charles Schwab & Co., Inc.  All Access Persons are
          ----------------------------------------
          strongly encouraged to execute all of their securities transactions through Charles Schwab & Co., Inc. ("Schwab") (unless Schwab cannot execute the trade and/or custody the securities). Accounts with other brokerage firms should not be maintained unless specific written approval regarding the maintenance of such accounts has been given by one of the persons on the Code Committee. All brokers other than Schwab that maintain accounts for MAM Access Persons shall be instructed to provide duplicate confirmations of all transactions to MAM and it shall be the responsibility of the Access Person to ensure that MAM receives such duplicate confirmations.

     8.   No Directorships.  No Access Person may serve on the board of
          ----------------
          directors for any private or public operating company without prior written approval from the Code Committee. Such directorships are generally discouraged because of their potential for creating conflicts of interest. Access Persons should also restrict their activities on committees (e.g., advisory committees or shareholder/creditor committees). This restriction is necessary because of the potential conflict of interest involved and the potential impediment created for MAM's clients and the Funds. Access Persons serving on boards or committees of operating companies may obtain material non-public information in

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          connection with their directorship or position on a committee that would effectively preclude the investment freedom that would otherwise be available to MAM's clients and the Funds.

     9.   No Special Favors.  It goes without saying that no Access Person may
          -----------------
          purchase or sell securities on the basis of material non-public information or in reciprocity for allocating brokerage, buying securities in MAM's client, or any other business dealings with a third party. Information on or access to personal investments as a
                                                   --------
          favor for doing business on behalf of MAM's clients- - regardless of what form the favor takes - - is strictly prohibited. The appearance
                                                                    ----------
          of a "special favor" is also sufficient to make a personal transaction prohibited under this Code.

     10.  Non-Cash Compensation/Gifts. Access Persons may not accept a gift of
          ---------------------------
          cash or cash equivalent (i.e., gift certificates) in ANY amount, and under no circumstances may an Access Person solicit a gift from a vendor. However, Access Persons may accept or give gifts under the following exceptions:

               a) an occasional meal, a ticket to a sporting event or theater or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target or volume of trades and does not exceed an annual amount per Access Person or other person of $100 per vendor;

               b) payment or reimbursement in connection with meetings held for the purpose of training or education of Access Persons or other persons provided that:

                    (i) (in the case of Access Persons only) Access Persons obtain MAM's written approval by submission of the form attached as Exhibit A to attend the meeting and
                                           ---------
                          (in the case of Access Persons and other persons) attendance by Access Persons or other persons is not preconditioned on the achievement of a sales target or any other incentives pursuant to a Non-Cash Compensation arrangement;

                    (ii) the location is appropriate for the purpose of the meeting;

                    (iii) the payment or reimbursement is not applied to the
                          expenses of guests of the Access Person or other person; and

                    (iv) the payment or reimbursement is not preconditioned on the achievement of a sales target or volume of trades.

     The NASD requires gifts to be reported to the firm. Except as noted below, employees must report annually all gifts given to or accepted from vendors.

     Employees are NOT required to report the following:

               c) usual and customary promotional items given to or received from vendors (i.e., hats, pens, T-shirts, and similar items marked with a firm's logo);

               d)   items donated to charity via the Code Committee; or

               e) food items consumed on the firm's premises (i.e., candy, popcorn, etc.)

     11.  No Hot-Issues.  No Access Person may purchase or receive a hot issue
          -------------
          in any of his or her accounts, including any accounts in which the Access Person has a beneficial interest.

     12.  Sharing Investment Information.  Specific information concerning MAM
          ------------------------------
          client portfolio holdings shall not be made available to authorized companies, including Commerzbank AG; however, such information may be provided to the MAM Steering Committee or in the ordinary course of client service, marketing, or regulatory filings.

          MAM investment personnel are also permitted to share and receive general economic as well as company specific research (regardless of whether MAM clients hold the security or not) with other members of Commerzbank AG's asset management entities worldwide. However, information concerning MAM's current investment decisions and recommendations must not be made available to other such entities prior to execution or for a reasonable period of time (15 days) after execution of such decisions or recommendations unless such information is being provided subject to a written agreement between MAM and the relevant entity.

VIII.  Reporting

     1. Subject to the exceptions set forth below, every Access Person shall report to MAM the information described in subsection 2 below with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any Beneficial Ownership in the securities.

     2. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall be on the form attached hereto as Exhibit B or on a form that contains substantially the same information (i.e., a brokerage confirmation statement) and shall contain the following information:

               a) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

               b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               c)   the price at which the transaction was effected; and

               d) the name of the broker, dealer or bank with or through which the transaction was effected.

     3. Any such report may contain a statement that making such report should not be construed as an admission that an Access Person has any direct or indirect Beneficial Ownership in the security to which the report relates.

     4. Copies of bank statements or broker's advice containing the information specified in subsection 2 above may be attached to the report instead of listing the transactions.

IX.    Exceptions to Reporting Requirements and Prohibited Sales and Purchases

     1. Notwithstanding any other provision of this Code, an Access Person need not make a report:

               a) With respect to transactions effected for any account over which such person does not have any direct or indirect influence (note that this does not modify the definition of Access Person); or

               b) Where the purchase or sale of securities involves a trustee of any Fund who is not an "interested person" (as defined in Section 2(a)(19) of the 1940 Act) of the Fund, provided such trustee neither knew nor, in the ordinary course of fulfilling his or her duties as a trustee, should have known that during the 7-day period immediately preceding or after the date of the transaction such security was under consideration for purchase or sale (or was purchased or sold) by any Fund of MAM.

     2. The reporting provisions and prohibitions on sales and purchases contained in this Code also shall not apply to:

               a) Purchases or sales of securities which are non-volitional on the part of either the Access Person or the relevant Fund (e.g., receipt of gifts);
                     ----

               b) Purchases of securities which are part of an automatic dividend reinvestment plan; or

               c) Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and the sales of such rights so acquired.

X.   Compliance Review

     A designated compliance associate shall compare all reports of personal securities transactions with completed and contemplated portfolio transactions of each MAM client to determine whether a violation of this Code of Ethics may have occurred. No person shall review his or her own report.

     The designated compliance associate shall provide a report for review by the Code Committee to determine whether a violation of the Code has been committed.

     Annually the Code Committee may request and review duplicate brokerage account statements of those persons who would be Access Persons absent eligibility for the exemption in Section I to determine if personal transactions violated confidential or proprietary information with respect to MAM's client accounts. Material violations of the Code that involve the Funds shall be reported to the Fund's Board of Trustees at their next regularly scheduled meeting.

XI.  Confidentiality

     All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential, but are subject to review as provided herein and by personnel of the Securities and Exchange Commission.

XII. Reporting

     An annual written report will be provided to the Fund's Board of Trustees by MAM's Code Committee, describing any material issues that arose during the previous year under the Code. In addition, the Board of Trustees will certify that the Funds have adopted procedures reasonably necessary to prevent Access Persons from violating the Code. Any material changes to the Code must be approved by the Fund's Board of Trustees within six months of such changes.

XIII.  Exceptions

       Exceptions to the requirements contained in this Code will be permitted only in unusual circumstances. Any exception must be documented and approved by the Code Committee.

XIV.   Annual Certification and Acknowledgement

       Annually, within 30 days after the calendar year, each Access Person shall re-certify in writing, his or her receipt and familiarity with this Code of Ethics, attached hereto as Exhibit G. This includes reporting all brokerage accounts, outside affiliations, a certification regarding insider information, completing the annual questionnaire and completing the disclosure of non-cash compensation and gifts.

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EXHIBIT A
---------

Montgomery Asset Management, LLC

Employee Training/Education Reimbursement Authorization

_________________________________   __________________________________
Employee Name                       Name of Meeting or Event

_________________________________   __________________________________
Location of Meeting or Event        Meeting or Event Sponsor

I certify that attendance at this meeting or event is in compliance with the following rules:

          a. Attendance is not preconditioned on achievement of sales targets or a certain volume of trades, or any other incentives pursuant to a non-cash compensation arrangement.

          b. The location of this event is appropriate (e.g., a resort or other location suitable for corporate events) for the purpose of the meeting.

          c. No payment or reimbursement will be applied to the expenses of spouses or guests of the access person.

          d. No payment or reimbursement is preconditioned on the achievement of sales targets or a certain volume of trades.

          e.   Approximate value of payment or reimbursement to access person:
               $ _____

--------------------------------------------------------------------------------
Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.
--------------------------------------------------------------------------------

__________________________________  ______________________________________
Employee Signature                  Date

________________________________________________________________________________
Approved:                Yes [_]    No [_]

_________________________________   _______________________________
Member of the Code Committee        Date

--------------------------------------------------------------------------------

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EXHIBIT B
---------

Montgomery Asset Management, LLC

Personal Security Transaction Report

--------------------------------------------------------------------------------
A BROKERAGE STATEMENT CONTAINING THE SAME INFORMATION MAY BE SUBMITTED IN LIEU OF THIS REPORT.
--------------------------------------------------------------------------------

                                    For Quarter Ending: Select Here, 2000
_________________________________   ----------------------------------------
Name

There were NO securities transactions reportable by me during the above quarter, except those listed below. Note: All transactions are reportable (regardless of
                            ----
size) except purchases and sales of shares of registered open-end investment companies, securities issued by the Government of the United States, short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Act, bankers acceptances, bank certificates of deposit and commercial paper. Bank or brokers statements may be attached if desired instead of listing the transactions. If necessary, continue on the reverse side. If the transaction is not a sale or purchase, mark it with a cross and explain the nature of each account in which the transaction took place, i.e., personal,
                                                            ----
wife, children, charitable trust, etc.

PURCHASES

                                                                  Reviewing
Date                 Amount/No.                       Nature of   Officers
         Security    of Shares     Price     Broker   Account     Initials
--------------------------------------------------------------------------------

________________________________________________________________________________

________________________________________________________________________________
     (Use the tab key to move from cell to cell, creating additional rows if necessary.)

SALES


                                                                    Reviewing
Date                  Amount/No.                       Nature of    Officers
         Security     of Shares    Price     Broker    Account      Initials
--------------------------------------------------------------------------------

________________________________________________________________________________

________________________________________________________________________________
     (Use the tab key to move from cell to cell, creating additional rows if necessary.

--------------------------------------------------------------------------------
Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.
--------------------------------------------------------------------------------

__________________________________  __________________________________
Employee Signature                  Date

EXPLANATORY NOTES

This report must be filled quarterly by the 10/th/ day of the month following the end of the quarter and cover all accounts in which you have an interest, direct or indirect. This includes any account in which you have "beneficial ownership" (unless you have no interest or control over it) and non-client accounts over which you act in an advisory or supervisory capacity.

[___] Initial this box if you wish to claim that the reporting of the account of the securities transaction shall not be construed as an admission that you have any direct or indirect beneficial ownership in such account or securities.

EXHIBIT C
---------

Montgomery Asset Management, LLC

Annual Non-Cash Compensation Acknowledgement and Certification

I hereby acknowledge and certify that I understand the rules and procedures under the Montgomery Asset Management Code of Ethics regarding Non-Cash Compensation and Gifts.

I further certify that during the last twelve months I have not directly or indirectly accepted or made payments or offers of payments of any non-cash compensation, except for:

1) an occasional meal, a ticket to a sporting event or theater or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target or volume of trades and does not exceed an annual amount per access person or other person of $100 per vendor; and

2) payment or reimbursement in connection with meetings held for the purpose of training or education of access persons or other persons provided that:

          a. the access person has obtained MAM's written approval to attend the meeting and (in the case of access persons and other persons) attendance by access persons or other persons is not preconditioned on the achievement of a sales target or any other incentives pursuant to a non-cash compensation arrangement;

          b.   the location is appropriate for the purpose of the meeting;

          c. the payment or reimbursement is not applied to the expenses of guests of the access person or other person; and

          d. the payment or reimbursement is not preconditioned on the achievement of a sales target or volume of trades.

Report all gifts given or received below (you are not required to report the usual or customary promotional items such as hats, pins, t-shirts, and similar items marked with a firm's logo):

-------------------------------------------------------------------------------------------------
                                    From whom received or to whom given
Date          Gift Description      Name/Organization                           Est. Value
------- ------------------------- -------------------------------------------- ------------------
------- ------------------------- -------------------------------------------- ------------------

------- ------------------------- -------------------------------------------- ------------------

-------------------------------------------------------------------------------------------------
              (Use the tab key to move from cell to cell, creating additional rows if necessary.)

--------------------------------------------------------------------------------
Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.
--------------------------------------------------------------------------------

___________________________________________
Employee Name (Please Print)

___________________________________________      _______________________________
Employee Signature                                Date

EXHIBIT D
---------

Montgomery Asset Management, LLC

Annual Employee Certification & Ownership Statement

--------------------------------------------------------------------------------
Instructions: Complete all sections of form. If not applicable, please indicate N/A or None. Account numbers are required for Schwab accounts so that we can verify that all your accounts are linked to the MAM house account. Incomplete forms will be returned!
--------------------------------------------------------------------------------

New MAM employees must submit a completed list of all security holdings and a copy of the most recent account statements for each account listed below within 10 days of their employment commencement.

--------------------------------------------------------------------------------
Charles Schwab Accounts

1.   _______________________________________________________________________
     Account Name

     _______________________________________________________________________
     Account Number

2.   _______________________________________________________________________
     Account Name

     _______________________________________________________________________
     Account Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Outside Accounts (All other brokerage accounts holding securities or mutual funds)

1.   _______________________________________________________________________
     Account Name

     _______________________________________________________________________
     Account Number

 .    _______________________________________________________________________
     Brokerage Firm

     Are statements with confirms being sent to Compliance?    Yes [_]  No [_]

2.   _______________________________________________________________________
     Account Name

     _______________________________________________________________________
     Account Number

 .    _______________________________________________________________________
     Brokerage Firm

     Are statements with confirms being sent to Compliance?    Yes [_]  No [_]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Accounts Managed by Investment Advisors

     _______________________________________________________________________
     Name of Advisor

 .    _______________________________________________________________________
     Account Name/Number

     Are statements with confirms being sent to Compliance?    Yes [_]  No [_]

Partnerships (Limited and General)

     _______________________________________________________________________
     Account Name

     Are you a limited or general partner?                    Yes [_]  No [_]

     Can you make or influence securities investments by the
     partnership?                                             Yes [_]  No [_]

     Are statements with confirms being sent to Compliance?   Yes [_]  No [_]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Private Placements or Stock Certificates Not Held at Schwab

     _____________________________________________________________
     Security Name

     [_] Private Placement or  [_] Stock Certificate (select one)

     _____________________________________________________________
     Acquisition Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Outside Affiliations

1.   Other businesses in which I am engaged (i.e, take an active role):
     (I understand that if I am hired or begin to take an active role in another business or firm other than MAM, it is my responsibility to inform the appropriate MAM personnel immediately.)

     ____________________________   _________________________________
     Name of Business               Role

     ____________________________   _________________________________
     Name of Business               Role

2.   Entities by which I am employed or receive compensation:

     ___________________________    ________________________________
     Name of Entity                 Affiliation or Title

     ___________________________    ________________________________
     Name of Entity                 Affiliation or Title
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
3. Business Organizations in which I am an officer, director, partner, or employee:

     ________________________  ______________________  Public Co. Yes [_] No [_]
     Name of Entity             Affiliation or Title

     ________________________  ______________________  Public Co. Yes [_] No [_]
     Name of Entity             Affiliation or Title

4.   Describe interests in any securities, financial or kindred business:

     __________________________________________________________________________

5. Do you own a significant position in any publicly-held company's securities? Describe:

     __________________________________________________________________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Insider Disclosure

Please indicate below whether you or any member of your immediate family (i.e., parents, mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son, daughter, son-in-law, daughter-in-law, domestic partner, children and who are directly or indirectly dependents) an executive officer, director, or 5% or greater stockholder of a public company? (Please note that disclosing this information does not impact any existing employment.)

     ____________________________   ______________________________
     Name of family member          Relationship

     ____________________________   ______________________________
     Name of Entity                 Affiliation or Title

     ____________________________   ______________________________
     Name of family member          Relationship

     ____________________________   ______________________________
     Name of Entity                 Affiliation or Title

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.
--------------------------------------------------------------------------------

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.


________________________________________
Employee Name (Please Print)

________________________________________    _________________________________

Employee Signature                          Date

EXHIBIT E
---------

Montgomery Asset Management, LLC

Certification that Trading Accounts are not Access Persons

I, Insert name, certify that with respect to the following account(s) for which a member or members of my immediate family or within the same household (i.e., husband, wife, domestic partner, children and who are directly or indirectly dependents of such Access Person) have a beneficial interest, (i) I am not a joint account holder of such account(s), (ii) I neither have investment control nor investment discretion over such account(s), (iii) a member or members of my immediate family or my domestic partner making the investment decisions for such account(s) do not make such decisions, in whole or in part, upon information that I have provided, and (iv) I have not provided any confidential or proprietary information respecting MAM, the Trusts and/or the Funds to a member or members of my immediate family or to my domestic partner.

I also certify that any new account information or changes to the information disclosed below will be promptly provided to the Legal & Compliance department by submission of this form.

--------------------------------------------------------------------------------
Brokerage accounts holding securities or mutual funds for the benefit of the undersigned's immediate family member (s) or domestic partner:

1.   ______________________________________________________________________
     Account Name

     ______________________________________________________________________
     Account Number

 .    ______________________________________________________________________
     Name of Brokerage Firm

     Person(s) having investment control or exercising investment discretion over the above account:

     _____________________________  ______________________________
     Name                           Relationship

     _____________________________  ______________________________
     Name                           Relationship

2.   _____________________________________________________________
     Account Name

     _____________________________________________________________
     Account Number

 .    ____________________________________________________________
     Name of Brokerage Firm

     Person(s) having investment control or exercising investment discretion over the above account:

     ____________________________   __________________________________
     Name                           Relationship

     ____________________________   __________________________________
     Name                           Relationship

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.
--------------------------------------------------------------------------------
 ________________________________________________________________________
 Employee Signature                  Date

By my signature below, I hereby give my consent to allow Montgomery Asset Management, LLC to request, if necessary, duplicate statements of my brokerage accounts listed above.

 ________________________________________________________________________
 Family Member or Domestic Partner Signature    Date

 ________________________________________________________________________
 Family Member or Domestic Partner Signature    Date




--------------------------------------------------------------------------------
 Approval granted?    Yes     [_]     No    [_]

 _________________________________   _______________________________
 Member of the Code Committee        Date

--------------------------------------------------------------------------------

 EXHIBIT F
 ---------


 Montgomery Asset Management, LLC

 Annual Questionnaire

--------------------------------------------------------------------------------
 Please respond to all the questions and requested information. If the answer to any of the following questions is 'yes', please advise MAM's General Counsel. Complete written details of all events or proceedings must be disclosed for regulatory purposes.
--------------------------------------------------------------------------------

Criminal Disclosure

1)  Have you ever:

    a) been convicted of or pled guilty or nolo                 [_] Yes  [_]  No
       contendere ("no contest") in a domestic, foreign, or military court to any felony?

    b) been charged with any felony?                            [_] Yes  [_] No


2) Based upon activities that occurred while you exercised control over it, has an organization ever:

    a) been convicted of or pled guilty or nolo                 [_]  Yes [_]  No
       contendere ('no contest') in a domestic or foreign court to any felony?

    b) been charged with any felony?                            [_]  Yes [_]  No

3)  Have you ever:

    a) been convicted of or pled guilty or nolo                 [_] Yes  [_] No
       contendere ("no contest") in a domestic, foreign or military court to a misdemeanor involving: investments or an investment-related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

    b) been charged with a misdemeanor specified in 3(a)?       [_]  Yes [_]  No

4) Based upon activities that occurred while you exercised control over it, has an organization ever:

    a) been convicted of or pled guilty or nolo                 [_]  Yes [_]  No
       contendere ("no contest") in a domestic or foreign court to a misdemeanor specified in 3(a)?

    b) been charged with a misdemeanor specified in 3(a)?       [_]  Yes [_]  No

    Regulatory Disciplinary Actions

5) Has the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commission ever:

    a) found you to have made a false statement or omission?    [_]  Yes [_]  No

    b) found you to have been involved in a violation
       of its regulations or statutes?                          [_]  Yes [_]  No

     c) found you to have been a cause of an                    [_] Yes  [_] No
        investment-related business having its
        authorization to do business denied,
        suspended, revoked, or restricted?

     d) entered an order against you in connection              [_] Yes  [_] No
        with investment-related activity?

     e) imposed a civil money penalty on you, or                [_] Yes  [_] No
        ordered you to cease and desist from any activity?

6) Has any other Federal regulatory agency or any state regulatory agency or foreign financial regulatory authority ever:

     a) found you to have made a false statement or             [_] Yes  [_] No
        omission or been dishonest, unfair or unethical?

     b) found you to have been involved in a violation          [_] Yes  [_] No
        of investment-related regulation(s) or
        statute(s)?

     c) found you to have been a cause of an                    [_] Yes  [_] No
        investment-related business having its
        authorization to do business denied,
        suspended, revoked or restricted?

     d) entered an order against you in connection              [_] Yes  [_] No
        with an investment-related activity?

     e) denied, suspended, or revoked your registration         [_] Yes  [_] No
        or license or otherwise, by order, prevented you from associating with an investment-related business or restricted your activities?

7)      Has any self-regulatory organization or commodities exchange ever:

     a) found you to have made a false statement or             [_] Yes  [_] No
        omission?

     b) found you to have been involved in a violation          [_] Yes  [_] No
        of its rules (other than a violation designated as a "minor rule violation" under a plan approved by the U.S. Securities and Exchange Commission)?

     c) found you to have been the cause of an                  [_] Yes  [_] No
        investment-related business having its
        authorization to do business denied,
        suspended, revoked or restricted?

     d) disciplined you by expelling or suspending              [_] Yes  [_] No
        you from membership, barring or suspending your association with its members, or restricting your activities?

8)   Has your authorization to act as an attorney,              [_] Yes  [_] No
     accountant or federal contractor ever been revoked or suspended?

9)   Have you been notified, in writing, that you are now the subject of any:

     a) regulatory complaint or proceeding that could           [_] Yes  [_] No
        result in a "yes" answer to any part of 5, 6 or 7?

     b) investigation that could result in a "yes"              [_] Yes  [_] No
        answer to any part of 1, 2, 3, 4 or 5?

Civil Judicial Actions

10)  Has any domestic or foreign court ever:

     a) enjoined you in connection with any                     [_] Yes  [_] No
        investment-related activity?

     b) found that you were involved in a violation             [_] Yes  [_] No
        of any investment-related statute(s) or
        regulation(s)?

     c) dismissed, pursuant to a settlement agreement,          [_] Yes  [_] No
        an investment-related civil action brought against you by a state or foreign financial regulatory authority?

11)  Are you named in any pending investment-related            [_] Yes  [_] No
     civil action that could result in a 'yes' answer to any part of 10?

     Customer Complaints

12) Have you ever been named as a respondent/defendant in an investment-related, consumer-initiated arbitration or civil litigation which alleged that you were involved in one or more sales practice violations and which:

     a) is still pending, or;                                   [_] Yes  [_] No

     b) resulted in an arbitration award or civil               [_] Yes  [_] No
        judgment against you, regardless of
        amount, or;

     c) was settled for an amount of $10,000 or more?           [_] Yes  [_] No

13)  Have you ever been the subject of an investment-related,   [_] Yes  [_] No
     consumer-initiated complaint, not otherwise reported under question 12 above, which alleged that you were involved in one or more sales practice violations, and which complaint was settled for an amount of $10,000 or more?

14) Within the past twenty four (24) months, have you been the subject of an investment-related, consumer-initiated, written complaint, not otherwise reported under question 12 or 13 above, which:

     a) alleged that you were involved in one or more           [_] Yes  [_] No
        sales practice violations and contained a claim for compensatory damages of $5,000 or more (if no damage amount is alleged, the complaint must be reported unless the firm has made a good faith determination that the damages from the alleged conduct would be less than $5,000), or;

     b) alleged that you were involved in forgery,              [_] Yes  [_] No
        theft, misappropriation or conversion of funds or securities?


     Terminations

15) Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:

     a) violating investment-related statutes, regulations,     [_] Yes  [_] No
        rules, or industry standards of conduct?

     b) fraud or the wrongful taking of property?               [_] Yes  [_] No

     c) failure to supervise in connection with                 [_] Yes  [_] No
        investment-related statutes, regulations, rules or industry standards of conduct?

Financial

16)  Within the past 10 years:

     a) have you made a compromise with creditors,              [_] Yes  [_] No
        filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?

     b) based upon events that occurred while you               [_] Yes  [_] No
        exercised control over it, has an organization made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?

     c) based upon events that occurred while you               [_] Yes  [_] No
        exercised control over it, has a broker or dealer been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act?

17)  Has a bonding company ever denied, paid out on,            [_] Yes  [_] No
     or revoked a bond for you?

18)  Do you have any unsatisfied judgments or liens against you?[_] Yes  [_] No


--------------------------------------------------------------------------------
  Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

  The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.
--------------------------------------------------------------------------------

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

_________________________________________  __________________________________
Employee Name (Please Print)               Employee Signature


_________________________________________  __________________________________
Current Residential Address (No PO Boxes)  Date

_________________________________________
Address continued

_________________________________________
City, State Zip

 EXHIBIT G
 ---------

 Montgomery Asset Management, LLC

 Certification and Acknowledgment of Receipt of Code of Ethics


 I acknowledge and certify that I have received a copy of the Montgomery Asset Management, LLC Code of Ethics. I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code of Ethics and to abide by those policies and procedures.

--------------------------------------------------------------------------------
 Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

 The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.
--------------------------------------------------------------------------------


_________________________________   __________________________________
Employee Name (Please Print)        Employee Signature

                                    __________________________________
                                    Date